AMENDED CUSTODY AGREEMENT SCHEDULE
SCHEDULE II
COMPANIES AND SERIES

AMENDED AND RESTATED SCHEDULE II - CUSTODY AGREEMENT
This Schedule II, amended and restated as of November 17, 2015, is the Schedule II to that certain Custody Agreement dated as of April 12, 2013 by and between each registered investment company listed on this Schedule II, on behalf of each series or portfolio as indicated therein, and The Bank of New York Mellon.
GUGGENHEIM FUNDS TRUST:
Series or Portfolio
Guggenheim Floating Rate Strategies Fund
Guggenheim High Yield Fund
Guggenheim Investment Grade Bond Fund
Guggenheim Large Cap Value Fund
Guggenheim Limited Duration Fund
Guggenheim Macro Opportunities Fund
Guggenheim Mid Cap Value Fund
Guggenheim Mid Cap Value Institutional Fund
Guggenheim Municipal Income Fund
Guggenheim Small Cap Value Fund
Guggenheim StylePlus-Large Core Fund
Guggenheim StylePlus-Mid Growth Fund
Guggenheim Total Return Bond Fund
Guggenheim World Equity Income Fund
Guggenheim Risk Managed Real Estate Fund
Guggenheim Alpha Opportunity Fund
Guggenheim Capital Stewardship Fund
Guggenheim Multi-Asset Fund
Guggenheim Diversified Income Fund
Guggenheim Market Neutral Real Estate Fund

GUGGENHEIM VARIABLE FUNDS TRUST:
Series or Portfolio
Series A (StylePlus-Large Core Series)
Series B (Large Cap Value Series)
Series C (Money Market Series)
Series D (World Equity Income Series)
Series E (Total Return Bond Series)
Series F (Floating Rate Strategies Series)
Series J (StylePlus-Mid Growth Series)
Series M (Macro Opportunities Series)
Series N (Managed Asset Allocation Series)
Series O (All Cap Value Series)
Series P (High Yield Series)
Series Q (Small Cap Value Series)
Series V (Mid Cap Value Series)
Series X (StylePlus-Small Growth Series)

Series Y (StylePlus-Large Growth Series)
Series Z (Alpha Opportunity Series)

GUGGENHEIM STRATEGY FUNDS TRUST (effective as of May 1, 2014):

Series or Portfolio
Guggenheim Strategy Fund I
Guggenheim Strategy Fund II
Guggenheim Strategy Fund III
Guggenheim Variable Insurance Strategy Fund III

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Schedule II to be executed by their officers designated below effective as of the date and year first written above.

GUGGENHEIM FUNDS TRUST, on behalf of each series or portfolio set forth above

By:    ________________________________
Name:     ________________________________
Title:     ________________________________

GUGGENHEIM VARIABLE FUNDS TRUST, on behalf of each series or portfolio set forth above

By:    ________________________________
Name:     ________________________________
Title:     ________________________________

GUGGENHEIM STRATEGY FUNDS TRUST, on behalf of each series or portfolio set forth above

By:    ________________________________
Name:     ________________________________
Title:     ________________________________

THE BANK OF NEW YORK MELLON

By:    ________________________________
Name:     ________________________________
Title:     ________________________________